                                    Exhibit 1
                                    ---------

BOARD OF DIRECTORS        VALID SINCE  GENERAL  MEETING OF THE  SHAREHOLDERS  OF
                          APRIL 5, 2001

DR. DESIDERIO ZONCADA*                    Chairman

DR. FABIO M. CONTI*                       Vice-Chairman

DR. IVO ALESSIANI                         Director
ALEARDO CATTANEO                          Director
DR. GIANPIERO FIORANI*                    Director
PIERLUIGI GALLO*                          Director
DR. MICHELE RAFFAELE GRIPPA               Director
DR. PAOLO MARMONT DU HAUT CHAMP*          Director
MASSIMO PEDRAZZINI, AVVOCATO*             Director
VENERIO QUADRI, AVVOCATO-NOTAIO           Director
LIC. IUR. HSG HANS-PETER SCHWALD          Director
*MEMBERS OF THE EXECUTIVE COMMITTEE

GENERAL MANAGEMENT

FABRIZIO DONATI                           General Manager
EGIDIO MENCOSSI                           Deputy General Manager
MARCO NICHETTI                            Deputy General Manager

MANAGEMENT

NICULIN a PORTA                           Senior Vice-President
ALDO BRUNELLA                             Senior Vice-President
GUGLIELMO VAUCHER DE LA CROIX             Senior Vice-President

MASSIMO BERTINI-MORINI                    Vice-President
GIUSEPPE GAMBACORTA                       Vice-President
JUERG GIEZENDANNER                        Vice-President
FIORENZO INDI                             Vice-President
RAFFAELE MIGLIETTA                        Vice-President
FEDERICO TERSSERA                         Vice-President
MARCO TORTI                               Vice-President

AUDITORS

ARTHUR ANDERSEN SA
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